CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A (“Registration Statement”) of our report dated September 8, 2017, relating to the financial statements and financial highlights of Putnam Short Term Investment Fund, a series of Putnam Funds Trust, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Report of the Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
November 22, 2017